Exhibit 99.1

Ceridian Reports Fourth Quarter and Full Year 2021 Results

Ceridian achieves more than $1 billion in revenue in 2021 and more than 5 million active global users on the Dayforce platform as of December 31, 2021

2021 revenue of $1,024.2 million, up 22% year-over-year, which exceeded guidance

Dayforce recurring revenue, excluding float revenue, up 32% year-over-year in the fourth quarter, and up 29% in 2021

Minneapolis, MN and Toronto, ON, February 9, 2022 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2021.

"I am very pleased to report that we closed fiscal year 2021 with strong momentum and performance with Dayforce recurring revenue, excluding float revenue, growing by 32% in the fourth quarter," said David Ossip, Chair and Co-Chief Executive Officer of Ceridian. "I am especially pleased that our focus on delivering value to our customers has allowed us to deliver strong financial and operating results, while we are simultaneously building for future growth through our investments in people and products."

Financial Highlights for the Fourth Quarter and Full Year 20211

Revenue Highlights

•
Total revenue, which includes revenue from both Cloud and Bureau solutions, was $282.1 million and $1,024.2 million for the fourth quarter and full year of 2021, respectively, an increase of 26.6% and 21.6%, respectively, or 25.6% and 19.4% on a constant currency basis.
•
Excluding float revenue, total revenue was $272.0 million and $983.1 million for the fourth quarter and full year of 2021, respectively, an increase of 28.2% and 24.4%, respectively, or 27.1% and 22.2% on a constant currency basis.
•
Dayforce recurring revenue was $170.4 million and $626.6 million for the fourth quarter and full year of 2021, respectively, an increase of 30.2% and 25.3%, respectively, or 29.3% and 23.5% on a constant currency basis.
•
Excluding float revenue, Dayforce recurring revenue was $163.2 million and $596.9 million for the fourth quarter and full year of 2021, respectively, an increase of 31.8% and 28.9%, respectively, or 30.9% and 27.1% on a constant currency basis.
•
Cloud revenue, which includes both Dayforce and Powerpay, was $241.4 million and $873.1 million for the fourth quarter and full year of 2021, respectively, an increase of 24.5% and 19.7%, respectively, or 23.4% and 17.3% on a constant currency basis.
•
Excluding float revenue, Cloud revenue was $232.0 million and $835.3 million for the fourth quarter and full year of 2021, respectively, an increase of 25.7% and 22.2%, respectively, or 24.6% and 19.8% on a constant currency basis.

Other Financial Highlights

•
Cloud recurring gross margin2 was 72.2% and 72.3% for the fourth quarter and full year of 2021, respectively, compared to 70.9% and 71.2%, respectively, and excluding float revenue, Cloud recurring gross margin improved 170 basis points and 200 basis points for the fourth quarter and full year of 2021.
•
Annual Cloud revenue retention rate3,4 was 96.8% for the full year of 2021, compared to 95.8%.
•
Cloud annualized recurring revenue ("ARR")3,4 was $779.8 million, an increase of 26.2%, or $161.9 million.

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•
Net loss was ($9.5) million and ($75.4) million for the fourth quarter and full year of 2021, respectively, compared to ($17.3) million and ($4.0) million. Adjusted net income4 was $9.3 million and $40.4 million for the fourth quarter and full year of 2021, respectively, compared to $14.0 million and $73.1 million.
•
Diluted net loss per share was ($0.06) for the fourth quarter of 2021, compared to ($0.12). Adjusted diluted net income per share4 was $0.06 for the fourth quarter of 2021, compared to $0.09. Diluted weighted average common shares outstanding were 151.5 million and 148.1 million for the fourth quarter of 2021 and 2020, respectively, on a GAAP basis, and 157.8 million and 148.1 million for the fourth quarter of 2021 and 2020, respectively, on an Adjusted basis4.
•
Diluted net loss per share was ($0.50) for the full year of 2021, compared to ($0.03). Adjusted diluted net income per share4 was $0.26 for the full year of 2021, compared to $0.50. Diluted weighted average common shares outstanding were 150.4 million and 146.8 million for the full year of 2021 and 2020, respectively, on a GAAP basis, and 156.8 million and 146.8 million for the full year of 2021 and 2020, respectively, on an Adjusted basis4.
•
Adjusted EBITDA4 was $38.7 million and $162.5 million for the fourth quarter and full year of 2021, respectively, compared to $33.1 million and $159.0 million.
•
Cash and equivalents were $367.5 million as of December 31, 2021, compared to $188.2 million as of December 31, 2020.
•
Total debt was $1,242.5 million as of December 31, 2021, an increase of $569.0 million, compared to $673.5 million as of December 31, 2020.

Dayforce Live Customer Count

•
5,434 Dayforce customers3 were live on the Dayforce platform as of December 31, 2021, an increase of 10.8%.
•
5.1 million global active users3 are live on the Dayforce platform as of December 31, 2021, up 21.4% compared to 4.2 million global active users as of December 31, 2020.
•
Dayforce recurring revenue per customer4,5 was $108,631 for the trailing twelve months ended December 31, 2021, an increase of 10.1%.

1 The quarterly and annual financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated.

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue for the applicable solution as a percentage of total Cloud recurring revenue, exclusive of any product development and management or depreciation and amortization cost allocations.

3 Excluding the 2021 acquisitions of Ascender and ADAM HCM.

4 This is a Non-GAAP financial measure. For Non-GAAP financial measures with a directly comparable GAAP financial measure, a reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, included in the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

5 Excluding float revenue, the impact of lower employment levels due to the COVID-19 pandemic, Ascender and ADAM HCM revenue and on a constant currency basis.

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Business Outlook

Based on information available as of February 9, 2022, Ceridian is issuing the following guidance for the full year and first quarter of 2022 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Full Year 2022 Guidance

•
Dayforce recurring revenue, excluding float revenue, of $751 million to $762 million, or an increase of 26% to 28% on both a GAAP basis and a constant currency basis.
•
Cloud revenue of $1,054 million to $1,075 million, or an increase of 21% to 23% on both a GAAP basis and a constant currency basis.
•
Total revenue of $1,192 million to $1,217 million, or an increase of 16% to 19% on a GAAP basis and 17% to 19% on a constant currency basis.
•
Adjusted EBITDA of $180 million to $195 million.

First Quarter 2022 Guidance

•
Dayforce recurring revenue, excluding float revenue, of $177 million to $180 million, or an increase of 29% to 31% on both a GAAP basis and a constant currency basis.
•
Cloud revenue of $249 million to $254 million, or an increase of 23% to 25% on both a GAAP basis and a constant currency basis.
•
Total revenue of $286 million to $292 million, or an increase of 22% to 25% on both a GAAP basis and a constant currency basis.
•
Adjusted EBITDA of $41 million to $47 million.

Supplemental Guidance Details

Our guidance assumes productivity gains through further integration of the Excelity and Ascender acquisitions and specifically a re-balancing of our resources across our global offices. We expect this balancing of our workforce to result in one-time severance and restructuring costs of approximately $25 million, to be accounted for in cost of recurring revenue, primarily in the first quarter of 2022. These costs will be excluded from Adjusted EBITDA. Excluding these costs, we expect Cloud recurring gross margin to continue to improve in 2022.

In addition, our guidance assumes an increase of 25 basis points in the Federal Reserve discount rate and current Bank of Canada interest rate in both March and June of 2022. Based on current market conditions, portfolio composition, and investment practices, each 100 basis point change in market investment rates would result in approximately $23 million of change in float revenue over the ensuing twelve month period.

While we experienced adverse impacts on our fourth quarter revenue from the COVID-19 pandemic in the form of lower employment levels at our customers, we ended 2021 with employment levels at our customers in-line with pre-pandemic levels. As a result, our guidance for the full year and first quarter of 2022 assumes no further improvement or reduction in employment levels at our customers due to the COVID-19 pandemic.

We have not reconciled the Adjusted EBITDA range for the full year or first quarter of 2022 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.26 and $1.25, with a daily range of $1.23 to $1.29, and $1.20 to $1.29 for the three and twelve months ended December 31, 2021, respectively, compared to $1.30 and $1.34, with a daily range of $1.27 to $1.33, and $1.27 to $1.45 for the three and twelve months ended December 31, 2020. As of December 31, 2021, the U.S. dollar to Canadian dollar foreign exchange rate was $1.27. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a

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constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the full year and first quarter of 2022, Ceridian’s guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.25, compared to an average rate of $1.25 for the full year of 2021.

Conference Call Details

Ceridian will host a conference call to discuss fourth quarter and fiscal year 2021 earnings at 5:00 p.m. Eastern Time on February 9, 2022. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_4QK1pmraRj6rTlTwrJARmQ. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted net income per share, revenue on a constant currency basis, Dayforce recurring revenue per customer, Cloud revenue retention rate, and Cloud ARR. Ceridian believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Cloud revenue retention rate, and Cloud ARR, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate its overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of Ceridian’s management incentive plan and are used by management to assess performance and to compare its operating performance to its competitors. Ceridian defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA as EBITDA, as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items, all of which are adjusted for the effect of income taxes. Ceridian believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of its business operations.

Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of its performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess its operating performance.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of the terms EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in its industry and are not measures of performance calculated in accordance with GAAP.

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EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Ceridian’s results as reported under GAAP.

In evaluating EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, users should be aware that in the future Ceridian may incur expenses similar to those eliminated in this presentation.

Ceridian presents revenue on a constant currency basis to assess how its underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian's Dayforce recurring revenue per customer is an indicator of the average size of our Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the prior year average exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian sets quarterly targets for Dayforce recurring revenue per customer and monitors progress towards those targets on a quarterly basis. Ceridian's Dayforce recurring revenue per customer may fluctuate as a result of a number of factors, including the number of live Dayforce customers and the number of customers purchasing the full HCM suite. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Ceridian derives the majority of its Cloud revenues from recurring fees, primarily per employee, per month subscription charges. It also derives recurring revenue from fees related to the rental and maintenance of clocks, charges for once-a-year services, such as year-end tax statements, and investment income on our customer funds before such funds are remitted to taxing authorities, customer employees, or other third parties. To calculate Cloud ARR, Ceridian starts with recurring revenue at year end, excluding revenue from Ascender and ADAM HCM, subtract the once-a-year charges, annualize the revenue for customers live for less than a full year to reflect the revenue that would have been realized if the customer had been live for a full year, and add back the once-a-year charges. Ceridian sets annual targets for Cloud ARR and monitors progress toward those targets on a quarterly basis. Ceridian has not reconciled the Cloud ARR because there is no directly comparable GAAP financial measure.

Ceridian's annual Cloud revenue retention rate measures the percentage of revenues that it retains from its existing Cloud customers. It uses this revenue retention rate as an indicator of customer satisfaction and future revenues. Ceridian calculates the annual Cloud revenue retention rate as a percentage, excluding Ascender and ADAM HCM, where the numerator is the Cloud ARR for the prior year, less the Cloud ARR from lost Cloud customers during that year; and the denominator is the Cloud ARR for the prior year. Ceridian sets annual targets for Cloud revenue retention rate and monitors progress toward those targets on a quarterly basis by reviewing known customer losses and anticipated future customer losses. Its Cloud revenue retention rate may fluctuate as a result of a number of factors, including the mix of Cloud solutions used by customers, the level of customer satisfaction, and changes in the number of users live on its Cloud solutions. Ceridian has not reconciled the annual Cloud revenue retention rate because there is no directly comparable GAAP financial measure.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2022, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under

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the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). These risks and uncertainties include, but are not limited to, the following:

•
the impact of the Coronavirus disease 2019 (“COVID-19”) pandemic on Ceridian’s business, operations, and financial results;
•
its inability to manage its growth effectively or execute on its growth strategy;
•
its inability to successfully expand its current offerings into new markets or further penetrate existing markets;
•
its failure to provide new or enhanced functionality and features;
•
significant competition in the market in which its solutions compete;
•
its failure to manage its aging technical operations infrastructure;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
changes in regulations governing financial services, privacy concerns, and laws or other domestic or foreign data protection regulations;
•
its inability to maintain necessary third party relationships, and third party software licenses, and identify errors in the software it licenses;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•
other risks and uncertainties described in its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	December 31,
	2021	2020
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$367.5	$188.2
Restricted cash	1.9	—
Trade and other receivables, net	146.3	101.1
Prepaid expenses and other current assets	92.6	73.9
Total current assets before customer funds	608.3	363.2
Customer funds	3,535.8	3,759.4
Total current assets	4,144.1	4,122.6
Right of use lease asset	29.4	27.9
Property, plant, and equipment, net	128.2	136.4
Goodwill	2,323.6	2,031.8
Other intangible assets, net	332.5	195.0
Other assets	208.4	187.6
Total assets	$7,166.2	$6,701.3
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.3	$7.2
Current portion of long-term lease liabilities	11.3	10.5
Accounts payable	51.7	38.9
Deferred revenue	48.7	24.4
Employee compensation and benefits	77.3	64.6
Other accrued expenses	24.7	20.5
Total current liabilities before customer funds obligations	222.0	166.1
Customer funds obligations	3,519.9	3,697.8
Total current liabilities	3,741.9	3,863.9
Long-term debt, less current portion	1,124.4	660.6
Employee benefit plans	20.7	24.4
Long-term lease liabilities, less current portion	32.7	33.6
Other liabilities	19.0	20.6
Total liabilities	4,938.7	4,603.1
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 151,995,031 and 148,571,412 shares issued and outstanding, respectively	1.5	1.5
Additional paid in capital	2,860.0	2,606.5
Accumulated deficit	(309.2)	(233.8)
Accumulated other comprehensive loss	(324.8)	(276.0)
Total stockholders’ equity	2,227.5	2,098.2
Total liabilities and equity	$7,166.2	$6,701.3

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Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(Dollars in millions, except share and per share data)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Recurring	$231.6	$181.5	$850.7	$690.2
Professional services and other	50.5	41.3	173.5	152.3
Total revenue	282.1	222.8	1,024.2	842.5
Cost of revenue:
Recurring	71.3	57.5	262.4	213.3
Professional services and other	53.7	43.0	194.6	163.7
Product development and management	39.8	26.2	134.0	83.7
Depreciation and amortization	13.4	10.6	50.9	40.5
Total cost of revenue	178.2	137.3	641.9	501.2
Gross profit	103.9	85.5	382.3	341.3
Selling, general and administrative	101.3	107.4	417.8	333.5
Operating profit (loss)	2.6	(21.9)	(35.5)	7.8
Interest expense, net	10.4	5.7	35.9	25.1
Other expense, net	2.7	—	18.9	2.7
Loss before income taxes	(10.5)	(27.6)	(90.3)	(20.0)
Income tax benefit	(1.0)	(10.3)	(14.9)	(16.0)
Net loss	$(9.5)	$(17.3)	$(75.4)	$(4.0)
Net loss per share:
Basic	$(0.06)	$(0.12)	$(0.50)	$(0.03)
Diluted	$(0.06)	$(0.12)	$(0.50)	$(0.03)
Weighted-average shares outstanding:
Basic	151,465,292	148,086,778	150,402,321	146,774,471
Diluted	151,465,292	148,086,778	150,402,321	146,774,471

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Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2021	2020
(Dollars in millions)	(unaudited)
Net loss	$(75.4)	$(4.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax benefit	(38.5)	(7.0)
Depreciation and amortization	77.5	51.8
Amortization of debt issuance costs and debt discount	16.9	1.2
Lease abandonment costs	2.9	16.8
Net periodic pension and postretirement cost	8.8	3.3
Provision for doubtful accounts	1.8	2.0
Share-based compensation	113.4	65.8
Gain on sale of assets	(19.1)	—
Change in fair value of contingent consideration	0.6	—
Other	0.9	1.0
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(34.8)	(12.0)
Prepaid expenses and other current assets	(12.3)	(6.8)
Accounts payable and other accrued expenses	9.3	(1.4)
Deferred revenue	5.5	(1.2)
Employee compensation and benefits	2.3	(104.0)
Accrued interest	0.4	—
Accrued taxes	0.4	(3.7)
Other assets and liabilities	(11.8)	(32.0)
Net cash provided by (used in) operating activities	48.8	(30.2)
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(763.8)	(212.4)
Proceeds from sale and maturity of customer funds marketable securities	488.0	369.3
Expenditures for property, plant, and equipment	(11.5)	(18.1)
Expenditures for software and technology	(52.2)	(41.7)
Net proceeds from sale of assets	37.9	—
Acquisition costs, net of cash and restricted cash acquired	(409.5)	(58.3)
Net cash (used in) provided by investing activities	(711.1)	38.8
Cash Flows from Financing Activities
(Decrease) increase in customer funds obligations, net	(195.7)	483.6
Repayment of long-term debt obligations	(7.8)	(10.0)
Proceeds from revolving credit facility	295.0	295.0
Repayment of revolving credit facility	(295.0)	(295.0)
Proceeds from issuance of common stock under share-based compensation plans	95.4	91.7
Proceeds from issuance of convertible senior notes, net of issuance costs	561.8	—
Purchases of capped calls related to convertible senior notes	(45.0)	—
Payment of debt refinancing costs	(1.2)	—
Net cash provided by financing activities	407.5	565.3
Effect of exchange rate changes on cash, restricted cash, and equivalents	(20.9)	(4.0)
Net (decrease) increase in cash and equivalents	(275.7)	569.9
Cash, restricted cash, and equivalents at beginning of year	2,228.5	1,658.6
Cash, restricted cash, and equivalents at end of year	$1,952.8	$2,228.5
Reconciliation of cash, restricted cash, and equivalents to the consolidated balance sheets
Cash and equivalents	$367.5	$188.2
Restricted cash	1.9	—
Restricted cash and equivalents included in customer funds	1,583.4	2,040.3
Total cash, restricted cash, and equivalents	$1,952.8	$2,228.5
Supplemental Cash Flow Information:
Cash paid for interest	$19.1	$26.7
Cash paid for income taxes	33.4	4.2
Cash received from income tax refunds	3.3	9.6

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Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended December 31,		Percentage change in revenue as reported	Impact of changes in foreign currency(a)	Percentage change in revenue on a constant currency basis (a)
	2021	2020	2021 vs. 2020		2021 vs. 2020
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$163.2	$123.8	31.8%	0.9%	30.9%
Dayforce float	7.2	7.1	1.4%	(—)%	1.4%
Total Dayforce recurring	170.4	130.9	30.2%	0.9%	29.3%
Powerpay recurring, excluding float	22.6	20.7	9.2%	3.4%	5.8%
Powerpay float	2.2	2.2	(—)%	4.5%	(4.5)%
Total Powerpay recurring	24.8	22.9	8.3%	3.5%	4.8%
Total Cloud recurring	195.2	153.8	26.9%	1.2%	25.7%
Dayforce professional services and other	46.1	39.8	15.8%	0.7%	15.1%
Powerpay professional services and other	0.1	0.3	(66.7)%	(33.4)%	(33.3)%
Total Cloud professional services and other	46.2	40.1	15.2%	0.5%	14.7%
Total Cloud revenue	241.4	193.9	24.5%	1.1%	23.4%
Bureau recurring, excluding float	35.7	26.4	35.2%	1.5%	33.7%
Bureau float	0.7	1.3	(46.2)%	(—)%	(46.2)%
Total Bureau recurring	36.4	27.7	31.4%	1.4%	30.0%
Bureau professional services and other	4.3	1.2	258.3%	(16.7)%	275.0%
Total Bureau revenue	40.7	28.9	40.8%	0.7%	40.1%
Total revenue	$282.1	$222.8	26.6%	1.0%	25.6%

Dayforce	$216.5	$170.7	26.8%	0.8%	26.0%
Powerpay	24.9	23.2	7.3%	3.0%	4.3%
Total Cloud revenue	$241.4	$193.9	24.5%	1.1%	23.4%

Dayforce, excluding float	$209.3	$163.6	27.9%	0.8%	27.1%
Powerpay, excluding float	22.7	21.0	8.1%	2.9%	5.2%
Cloud float	9.4	9.3	1.1%	1.1%	(—)%
Total Cloud revenue	$241.4	$193.9	24.5%	1.1%	23.4%

Cloud recurring, excluding float	$185.8	$144.5	28.6%	1.3%	27.3%
Bureau recurring, excluding float	35.7	26.4	35.2%	1.5%	33.7%
Total recurring, excluding float	221.5	170.9	29.6%	1.3%	28.3%
Total revenue, excluding float	$272.0	$212.2	28.2%	1.1%	27.1%

(a)
Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

10 | Q4 2021 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Year Ended December 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2021	2020	2021 vs. 2020		2021 vs. 2020
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$596.9	$463.1	28.9%	1.8%	27.1%
Dayforce float	29.7	37.1	(19.9)%	1.7%	(21.6)%
Total Dayforce recurring	626.6	500.2	25.3%	1.8%	23.5%
Powerpay recurring, excluding float	78.2	70.8	10.5%	7.0%	3.5%
Powerpay float	8.1	8.7	(6.9)%	6.9%	(13.8)%
Total Powerpay recurring	86.3	79.5	8.6%	7.0%	1.6%
Total Cloud recurring	712.9	579.7	23.0%	2.5%	20.5%
Dayforce professional services and other	159.3	148.6	7.2%	2.1%	5.1%
Powerpay professional services and other	0.9	1.1	(18.2)%	(—)%	(18.2)%
Total Cloud professional services and other	160.2	149.7	7.0%	2.1%	4.9%
Total Cloud revenue	873.1	729.4	19.7%	2.4%	17.3%
Bureau recurring, excluding float	134.5	104.0	29.3%	1.4%	27.9%
Bureau float	3.3	6.5	(49.2)%	(—)%	(49.2)%
Total Bureau recurring	137.8	110.5	24.7%	1.4%	23.3%
Bureau professional services and other	13.3	2.6	411.5%	(11.6)%	423.1%
Total Bureau revenue	151.1	113.1	33.6%	1.1%	32.5%
Total revenue	$1,024.2	$842.5	21.6%	2.2%	19.4%

Dayforce	$785.9	$648.8	21.1%	1.8%	19.3%
Powerpay	87.2	80.6	8.2%	6.8%	1.4%
Total Cloud revenue	$873.1	$729.4	19.7%	2.4%	17.3%

Dayforce, excluding float	$756.2	$611.7	23.6%	1.8%	21.8%
Powerpay, excluding float	79.1	71.9	10.0%	6.8%	3.2%
Cloud float	37.8	45.8	(17.5)%	2.6%	(20.1)%
Total Cloud revenue	$873.1	729.4	19.7%	2.4%	17.3%

Cloud recurring, excluding float	$675.1	$533.9	26.4%	2.4%	24.0%
Bureau recurring, excluding float	134.5	104.0	29.3%	1.4%	27.9%
Total recurring, excluding float	809.6	637.9	26.9%	2.3%	24.6%
Total revenue, excluding float	$983.1	$790.2	24.4%	2.2%	22.2%

(a)
Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

11 | Q4 2021 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of the reported results to the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net loss for all periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Dollars in millions)
Net loss	$(9.5)	$(17.3)	$(75.4)	$(4.0)
Interest expense, net	10.4	5.7	35.9	25.1
Income tax benefit	(1.0)	(10.3)	(14.9)	(16.0)
Depreciation and amortization	18.2	14.9	77.5	51.8
EBITDA (a)	18.1	(7.0)	23.1	56.9
Foreign exchange loss (gain)	1.0	(1.1)	9.5	(1.0)
Share-based compensation (b)	30.9	20.4	116.8	68.9
Severance charges (c)	1.6	2.8	7.4	9.7
Restructuring consulting fees (d)	2.8	1.2	16.7	8.1
Other non-recurring items (e)	(15.7)	16.8	(11.0)	16.4
Adjusted EBITDA	$38.7	$33.1	$162.5	$159.0
Net profit margin (f)	(3.4)%	(7.8)%	(7.4)%	(0.5)%
Adjusted EBITDA margin	13.7%	14.9%	15.9%	18.9%

(a)
Ceridian defines EBITDA as net income (loss) before interest, taxes, and depreciation and amortization.
(b)
Represents share-based compensation expense and related employer taxes.
(c)
Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)
Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.
(e)
Represents (1) impacts of changes to our facilities, resulting in a net gain of $19.1 million during 2021 primarily as a result of the sale of our St. Petersburg, Florida facility and charges of $16.8 million during 2020 related to the abandonment of certain leased facilities, (2) in 2021 the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, (3) the impact of the fair value adjustment for the DataFuzion contingent consideration during 2021, and (4) recovery in 2020 of duplicate payments associated with the 2019 isolated service incident.
(f)
Net profit margin is determined by calculating the percentage that net income (loss) is of total revenue.

12 | Q4 2021 Earnings Release

	Three Months Ended December 31, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring
Cloud	$54.3	$2.8	$0.3	$—	$51.2
Bureau	17.0	0.4	0.1	—	16.5
Total recurring	71.3	3.2	0.4	—	67.7
Professional services and other	53.7	2.4	0.1	—	51.2
Product development and management	39.8	4.8	0.1	—	34.9
Depreciation and amortization	13.4	—	—	—	13.4
Total cost of revenue	178.2	10.4	0.6	—	167.2
Sales and marketing	64.0	3.7	0.3	—	60.0
General and administrative	37.3	16.8	0.7	(16.3)	36.1
Operating profit (loss)	2.6	30.9	1.6	(16.3)	(13.6)
Other expense (income), net	2.7	—	—	4.4	(1.7)
Depreciation and amortization	18.2	—	—	—	18.2
EBITDA	$18.1	$30.9	$1.6	$(11.9)	$38.7
Interest expense, net	10.4	—	—	—	10.4
Income tax (benefit) expense (c)	(1.0)	—	—	(1.8)	0.8
Depreciation and amortization	18.2	—	—	—	18.2
Net (loss) income	$(9.5)	$30.9	$1.6	$(13.7)	$9.3
Net (loss) income per share- basic (d)	$(0.06)	$0.20	$0.01	$(0.09)	$0.06
Net (loss) income per share- diluted (d)	$(0.06)	$0.20	$0.01	$(0.09)	$0.06

(a)
Other includes net gain of $19.1 million primarily as a result of the sale of our St. Petersburg, Florida facility, foreign exchange loss, restructuring consulting fees, the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and the impact of the fair value adjustment for the DataFuzion contingent consideration.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted basic and diluted net (loss) income per share are calculated based upon 151,465,292 and 157,799,902 weighted-average shares of common stock, respectively.

13 | Q4 2021 Earnings Release

	Three Months Ended December 31, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring
Cloud	$44.7	$1.4	$0.2	$—	$43.1
Bureau	12.8	0.2	—	—	12.6
Total recurring	57.5	1.6	0.2	—	55.7
Professional services and other	43.0	1.3	—	—	41.7
Product development and management	26.2	3.5	0.3	—	22.4
Depreciation and amortization	10.6	—	—	—	10.6
Total cost of revenue	137.3	6.4	0.5	—	130.4
Sales and marketing	49.4	2.0	1.9	—	45.5
General and administrative	58.0	12.0	0.4	18.0	27.6
Operating (loss) profit	(21.9)	20.4	2.8	18.0	(63.1)
Other (income) expense, net	—	—	—	(1.1)	1.1
Depreciation and amortization	14.9	—	—	—	14.9
EBITDA	$(7.0)	$20.4	$2.8	$16.9	$33.1
Interest expense, net	5.7	—	—	—	5.7
Income tax benefit (c)	(10.3)	—	—	(8.8)	(1.5)
Depreciation and amortization	14.9	—	—	—	14.9
Net (loss) income	$(17.3)	$20.4	$2.8	$8.1	$14.0
Net (loss) income per share- basic (d)	$(0.12)	$0.14	$0.02	$0.05	$0.09
Net (loss) income per share- diluted (d)	$(0.12)	$0.14	$0.02	$0.05	$0.09

(a)
Other includes lease abandonment charges, intercompany foreign exchange gain, and restructuring consulting fees.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted basic and diluted net (loss) income per share are calculated based upon 148,086,778 weighted-average shares of common stock.

14 | Q4 2021 Earnings Release

	Twelve Months Ended December 31, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring
Cloud	$197.7	$11.0	$0.5	$—	$186.2
Bureau	64.7	1.9	1.5	—	61.3
Total recurring	262.4	12.9	2.0	—	247.5
Professional services and other	194.6	9.5	0.2	—	184.9
Product development and management	134.0	18.0	0.6	—	115.4
Depreciation and amortization	50.9	—	—	—	50.9
Total cost of revenue	641.9	40.4	2.8	—	598.7
Sales and marketing	218.5	13.8	1.9	—	202.8
General and administrative	199.3	62.6	2.7	(2.0)	136.0
Operating (loss) profit	(35.5)	116.8	7.4	(2.0)	(157.7)
Other expense, net	18.9	—	—	17.2	1.7
Depreciation and amortization	77.5	—	—	—	77.5
EBITDA	$23.1	$116.8	$7.4	$15.2	$162.5
Interest expense, net	35.9	—	—	—	35.9
Income tax (benefit) expense (c)	(14.9)	—	—	(23.6)	8.7
Depreciation and amortization	77.5	—	—	—	77.5
Net (loss) income	$(75.4)	$116.8	$7.4	$(8.4)	$40.4
Net (loss) income per share- basic (d)	$(0.50)	$0.78	$0.05	$(0.06)	$0.27
Net (loss) income per share- diluted (d)	$(0.50)	$0.74	$0.05	$(0.06)	$0.26

(a)
Other includes net gain of $19.1 million primarily as a result of the sale of our St. Petersburg, Florida facility, foreign exchange loss, restructuring consulting fees, the difference the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and the impact of the fair value adjustment for the DataFuzion contingent consideration.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted basic and diluted net (loss) income per share are calculated based upon 150,402,321 and 156,842,934 weighted-average shares of common stock, respectively.

15 | Q4 2021 Earnings Release

	Twelve Months Ended December 31, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring
Cloud	$166.9	$5.0	$1.4	$—	$160.5
Bureau	46.4	1.1	0.4	—	44.9
Total recurring	213.3	6.1	1.8	—	205.4
Professional services and other	163.7	3.8	0.9	—	159.0
Product development and management	83.7	8.7	1.5	—	73.5
Depreciation and amortization	40.5	—	—	—	40.5
Total cost of revenue	501.2	18.6	4.2	—	478.4
Sales and marketing	165.6	8.0	3.3	—	154.3
General and administrative	167.9	42.3	2.2	24.5	98.9
Operating profit	7.8	68.9	9.7	24.5	(95.3)
Other expense (income), net	2.7	—	—	(1.0)	3.7
Depreciation and amortization	51.8	—	—	—	51.8
EBITDA	$56.9	$68.9	$9.7	$23.5	$159.0
Interest expense, net	25.1	—	—	—	25.1
Income tax (benefit) expense (c)	(16.0)	—	—	(25.0)	9.0
Depreciation and amortization	51.8	—	—	—	51.8
Net (loss) income	$(4.0)	$68.9	$9.7	$(1.5)	$73.1
Net (loss) income per share- basic (d)	$(0.03)	$0.47	$0.07	$(0.01)	$0.50
Net (loss) income per share- diluted (d)	$(0.03)	$0.47	$0.07	$(0.01)	$0.50

(a)
Other includes lease abandonment charges, intercompany foreign exchange loss, restructuring consulting fees, and recovery of duplicate payments associated with the 2019 isolated service incident.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted basic and diluted net income (loss) per share are calculated based upon 146,774,471 weighted-average shares of common stock.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

16 | Q4 2021 Earnings Release